UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

CYTORI THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTORI THERAPEUTICS, INC.

3020 CALLAN ROAD
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 10, 2006

Dear Cytori Therapeutics, Inc. Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of the stockholders of Cytori Therapeutics, Inc.  The Annual Meeting will be held in the United States, at the Company’s headquarters located at 3020 Callan Road, San Diego, California 92121 on August 10, 2006, commencing at 9:00 a.m., San Diego local time, and at 6:00 p.m., Frankfurt local time. I look forward to meeting with as many of our stockholders as possible. The meeting will be webcast live for those who are unable to attend in person.

To access the webcast of the meeting please visit our website at www.cytoritx.com and follow the link on our Investor Relations section. An audio presentation of the Annual Meeting will also be available via telephone 6:00 p.m. (CEST) / 9:00 a.m. (PDT): Dial-In Number USA: +1 303-262-2130 and Dial-In Number Europe: +49 (0) 69 58-9 99 07 01. A telephone replay will be available for 24 hours. To access the replay please call from the USA: +1 303-590-3000; (PIN-Number: 11058612#) and from Europe: +49 (0) 69-5 89 99 05 68; (PIN-Number: 133860#). The access information can also be obtained by calling our San Diego office during regular business hours at (858) 458-0900. You will not be able to place your vote over the Internet. The only authorized voting will be in person at the meeting or by completing and returning the enclosed proxy card.

At the meeting, you will be asked to vote upon the election of our Board of Directors and to ratify our Audit Committee’s selection of the Independent Registered Public Accounting Firm. There will also be a report on our business, and those who attend in person will have the opportunity to ask questions about us.  In addition, we will address any other business properly brought before the meeting.

We have attached a Proxy Statement that contains more information about these items and the meeting.  Stockholders that own stock at the close of business on June 12, 2006, can vote at the meeting.  A list of our stockholders allowed to vote will be available for inspection by any stockholder at our offices in San Diego, during normal business hours for the ten business days before the meeting. This list will also be available during the meeting.

We hope that you will find it convenient to attend the meeting in person.  Whether or not you expect to attend, please complete, date, sign, and mail the enclosed proxy card to ensure your representation at the meeting and the presence of a quorum.  If your address is on our stockholder list a return envelope is provided for you and no postage needs to be affixed in order for you to mail in your proxy card.  If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.  If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

San Diego, California, USA
June 22, 2006

PROXY STATEMENT

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA  92121
(858) 458-0900

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of stockholders to be held on August 10, 2006, and at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting. Our annual report for the year ended December 31, 2005 accompanies this Proxy Statement.  This Proxy Statement and accompanying materials are expected to be first sent or given to our stockholders on or about June 22, 2006.

We have fixed the close of business on June 12, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting.  Each share of our common stock entitles the holder to one vote on each matter presented to stockholders for approval at the Annual Meeting. On April 6, 2006, there were 15,567,038 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1.                                      What is a Proxy Statement and why has this Proxy Statement been sent to me?

A Proxy Statement is a document that the Securities and Exchange Commission regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting.  Among other things, a Proxy Statement describes those proposals and provides information about us.  The Board of Directors of Cytori Therapeutics, Inc. is soliciting the enclosed proxy to be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.  The Annual Meeting will be held at the Company’s headquarters located at 3020 Callan Road, San Diego, California 92121. We will use the proxies received in connection with proposals to:

•                  Elect directors;

•                  Ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year; and

•                  Transact any other business that is proposed in accordance with our by-laws before the meeting is finally adjourned.

2.                                      What is a proxy?

A proxy is your legal designation of another person to vote the stock you own.  That other person is called a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, such as the one attached to this Proxy Statement.  Our Chief Executive Officer and Vice-Chairman of the Board of Directors, Christopher J. Calhoun, and our President and Member of the Board of Directors, Marc H. Hedrick, MD, have been designated the proxy holders for the 2006 Annual Meeting.

3.                                      What is the difference between a stockholder of record and a beneficial owner who holds stock in street name?

The vast majority of our shareholders are represented on our share register in the name of a bank, broker or other third party institution and not in their own name. These shareholders are referred to as beneficial owners who hold their shares in street name. If you have elected to hold your shares in certificate form, your name will appear directly on our register as a stockholder of record.

4.                                      What different methods can I use to vote?

Stockholders and beneficial owners can vote by written proxy card, or stockholders may vote in person at the meeting (unless they are street name/beneficial-owner holders without a legal proxy).  If your shares are held in the name of a bank or broker (street name), however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

5.                                      What is the record date and what does it mean?

The record date for the 2006 Annual Meeting is June 12, 2006. The record date is established by our Board of Directors as required by Delaware law. Owners of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

6.                                      How can I revoke a proxy?

A stockholder can revoke a proxy by giving written notice or revocation to our corporate secretary, delivering a later-dated proxy, or voting in person at the meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

7.                                      What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In voting on the election of director nominees to serve until the 2007 Annual Meeting, stockholders may vote in favor of each nominee, or may withhold votes as to each nominee. In addition, if any other candidates are properly nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates. Directors will be elected by a plurality. The Board recommends a vote “FOR” each of the nominees identified in this proxy statement.

8.                                      What are my voting choices when voting to ratify the selection of our independent registered public accounting firm?

In voting on the ratification of the selection of our independent registered public accounting firm, stockholders may vote in favor of the selection or against the selection, or may abstain from voting on the selection. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions have the same effect as votes against the proposal.

9.                                      How will a proxy get voted?

If you properly fill in and return the enclosed proxy card, the designated proxy holders (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:

•                  “FOR” the election of each listed nominee for director; and

•                  “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

If necessary, and unless you have indicated on your proxy card that you wish to vote against any of the proposals, the individuals named on your proxy card may vote in favor of a proposal to adjourn the meeting to a later date in order to obtain additional votes with respect to any of the proposals.

10.                               How are abstentions counted?

In all matters other than the election of directors, abstentions will have the same effect as a vote against a specified proposal.

11.                               Who pays for the solicitation of proxies?

We pay the entire cost of the solicitation of proxies.  This includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to stockholders.  We may supplement our efforts to solicit your proxy in the following ways:

•                  We may contact you using the telephone or electronic communication;

•                  Directors, officers, or other regular employees of Cytori Therapeutics may contact you personally; or

•                  We may hire agents for the sole purpose of contacting you regarding your proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services.  We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

We anticipate that banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at our Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

12.                               What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present.  A quorum exists when at least 33 1/3% of the holders of shares of common stock issued, outstanding and entitled to vote are represented at the meeting.  Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

13.                               How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.

PROPOSAL #1.  ELECTION OF DIRECTORS

Our Board of Directors is composed of seven members.  The names of the seven nominees for election as directors are set forth below. Each of the nominees is currently serving as a member of our Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting, or until their respective successors are duly elected. All of the nominees listed below are expected to serve as directors if they are elected.  If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors.  If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board of Directors.

Nominees and Business Experience

Name	Age	Position(s)
Marshall G. Cox	70	Chairman of the Board and Director
Christopher J. Calhoun	40	Chief Executive Officer, Vice-Chairman of the Board, and Director
Marc H. Hedrick, MD	43	President and Director
Paul W. Hawran	54	Director
Ronald D. Henriksen	67	Director
E. Carmack Holmes, MD	68	Director
David M. Rickey	50	Director

Marshall G. Cox has served as Chairman of the Board of Directors since May 1997.  He founded Western Micro Technology, Inc. and from 1977 to 1995 served as its Chairman and Chief Executive Officer, retiring as Chairman Emeritus in 1997.  He is now a private investor, and serves as the Managing Director of the Saratoga Boys’ Club, the Honorary Chairman of Internix, Inc., and the Chairman/CEO of the Marshall G. Cox Family Foundation. Mr. Cox holds a B.S. from the University of California, Los Angeles. Mr. Cox is Mr. Calhoun’s father-in-law.

Christopher J. Calhoun is a co-founder of the Company and has served as Chief Executive Officer, Vice-Chairman of the Board and Director since 1997. Mr. Calhoun also served as our President from April 2002 to May 2004 and from 1996 to 1998. Mr. Calhoun is a co-inventor on multiple US and International patents used for our bioresorbable implant technology. These inventions include bioresorbable polymers for skeletal repair and regeneration, implant surfaces for tissue guidance, and postsurgical scar tissue reduction. Mr. Calhoun received a BA from the University of California, San Diego and an MBA from the University of Phoenix. Mr. Calhoun is Mr. Cox’s son-in-law.

Marc H. Hedrick, MD, President of the Company since May 2004, joined us as Chief Scientific Officer, Medical Director and Director in November 2002.  In December 2000, Dr. Hedrick co-founded, and served as President and Chief Executive Officer of StemSource, Inc., a company specializing in tissue bioengineering and regenerative cell technology.  We acquired StemSource in November 2002. Dr. Hedrick is trained as a General and Plastic Surgeon, and remains as Adjunct Associate Professor of

Surgery and Pediatrics at the University of California, Los Angeles (UCLA). Dr. Hedrick obtained his MD degree from the University of Texas Southwestern Medical School, Dallas and his MBA degree from UCLA Anderson School of Management.

Paul W. Hawran joined us as Director in February 2005. Mr. Hawran has served as Executive Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. since January 2001. Prior to that, he served as Senior Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. from 1996 to 2001 and Vice President and Chief Financial Officer from 1993 to 1996. Mr. Hawran was employed by SmithKline Beecham (now Glaxo SmithKline) from July 1984 to May 1993, most recently as Vice President and Treasurer. Prior to joining SmithKline in 1984, he held various financial positions at Warner Communications (now Time Warner) involving corporate finance, financial planning and domestic and international budgeting and forecasting. Mr. Hawran received a BS in finance from St. John’s University and an MS in taxation from Seton Hall University. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Ronald D. Henriksen joined us as Director in October 2002. Mr. Henriksen has served as Chief Investment Officer and Partner of Twilight Ventures, LLC (a venture capital company) since 2002. Since 2004, he has served as Chairman and CEO of Semafore Pharmaceuticals, Inc., an Indianapolis-based cancer therapeutics company, and has served as CEO of EndGenitor Technologies, Inc., an adult stem cell company, since 2005.  From 1988 to 2002, Mr. Henriksen served as President of the Advanced Research & Technology Institute of Indiana University, and from 1996 through 1998 as CEO of Itasca Ventures, LLC (a venture capital company), and from 1993 to 1995 as President/CEO of Khepri Pharmaceuticals, Inc. (a biotechnology company). For twenty-three years previous to 1994 he held various managerial and executive positions with Eli Lilly and Company (a US healthcare company), including Managing Director for Brazil, Mexico and Central America. Mr. Henriksen is also a board member of QLT Inc., Canada’s largest biopharmaceutical company; PreMD Inc., a Canadian diagnostic products company; BioStorage Technologies, a biological storage company located in Indianapolis; and ANGEL Learning, Inc., an educational software company also located in Indianapolis.  Mr. Henriksen received his BS in Industrial Administration from Iowa State University and an MBA from Harvard Business School. He also served as an officer for four years in the US Navy.

E. Carmack Holmes, MD joined us as Director in August 2003. Since 1997, Dr. Holmes has served as the Executive Director of the Center for Advanced Surgery and Interventional Technology at the University of California Los Angeles (UCLA) School of Medicine.  From 1995 to 2004, Dr. Holmes held the position of William P. Longmire, Jr. Professor and Chairman, Department of Surgery, UCLA School of Medicine, and from 1994 to 2004 he served as the Surgeon-in-Chief and Chairman, Department of Surgery at the UCLA Medical Center.  He joined UCLA in 1973 and has held professorial positions in the Divisions of Cardiothoracic Surgery and Surgical Oncology for over 30 years. His surgical training was conducted at Johns Hopkins University and the National Cancer Institute at the National Institutes of Health (NIH). Dr. Holmes graduated from Duke University and holds an MD from the University of North Carolina Medical School.

David M. Rickey has served as Director of the Company since November 1999.  From 1996 to 2005, Mr. Rickey was President and Chief Executive Officer of Applied Micro Circuits Corporation, which provides high-performance, high-bandwidth silicon solutions for optical networks. Mr. Rickey also served as a Director and Chairman of the Board of Applied Micro Circuits Corporation and a Director of AMI Semiconductor, Inc. and currently serves as a Director of Netlist, Inc., which designs and builds memory and application-specific modules for Internet infrastructure. He holds a B.S. from Marietta College, a BS from Columbia University and an MS from Stanford University.

Meetings and Committees of the Board of Directors

The Board of Directors held five meetings during 2005.  During 2005, the Board of Directors had an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.  In 2005, each of our directors attended 75% or more of the total number of meetings of the Board of Directors and the Board Committee meetings of which they were a member (during the period that they served).

The Compensation Committee handles compensation matters and administers our Amended and Restated 1997 Stock Option and Stock Purchase Plan and the 2004 Equity Incentive Plan. The committee held four meetings during 2005.  The committee consists of Mr. Rickey (chairman), Mr. Hawran, and Mr. Henriksen. The committee reviews and establishes the compensation and benefits for the Chief Executive Officer and the other executive officers. The Compensation Committee is comprised solely of independent directors, as that term is defined by Rule 4200(a) of the National Association of Securities Dealers, Inc.’s Nasdaq listing standards.

Mr. Hawran (chairman), Mr. Henriksen and Mr. Rickey are the members of our Audit Committee. The Audit Committee is comprised solely of independent directors, as that term is defined by Rule 4200(a) of the National Association of Securities Dealers, Inc.’s Nasdaq listing standards. The committee selects our auditors, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the auditors. The committee held four meetings during 2005.  The Board of Directors has determined that Mr. Hawran is an “audit committee financial expert” within the meaning of item 401(h) of SEC Regulation S-K.

The Board of Directors has established a Governance and Nominating Committee to interview, evaluate, nominate and recommend individuals for membership on the Board, to evaluate the effectiveness of the Board, and to recommend the structure, responsibility and composition of the committees of the Board.  The committee is responsible for recommending guidelines and policies for corporate governance for adoption by the Board, and for evaluating and making recommendations to the Board with respect to the compensation of the non-employee directors of the Board.  The committee consists of Mr. Henriksen (chairman), Mr. Hawran, and Dr. Holmes.  The committee was established in the fourth quarter of 2005, and thus held no meetings during 2005.

The Governance and Nominating Committee is also responsible for the consideration of any director candidates recommended by security holders, provided such nominations are made pursuant to the Company’s Bylaws and applicable law. The consideration of Director candidate recommendations by security holders was formerly the responsibility of the entire Board. The Committee does not have a specific policy with regard to the consideration of any director candidates recommended by security holders, because no such candidates have ever been proposed and the Board does not expect any to be proposed in the foreseeable future. However, any recommendations received from the security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.  The Committee’s strategy for recommending Board candidates in general is that the overall composition of the Board should include a range of expertise and skills, maintain the highest ethical standards, and be willing and able to devote sufficient time to carry out their duties effectively. There are no other pre-established qualifications, qualities or skills at this time that any particular director must possess.  The charter of the Governance and Nominating Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytoritx.com.

Of our directors, Messrs. Hawran, Henriksen, Rickey, and Dr. Holmes are “independent” as defined by Rule 4200(a) of the National Association of Securities Dealers, Inc.’s Nasdaq listing standards, and Messrs. Cox and Calhoun and Dr. Hedrick are not.

Stockholder Communication with the Board

The Board of Directors has appointed Paul W. Hawran as Chairman of the Audit Committee. In addition, he is a member of the Governance and Nominating Committee and is responsible for facilitating compliance with the Code of Business Conduct and Ethics. Stockholders and other parties interested in communicating directly with Mr. Hawran or with the non-management directors as a group may do so by writing to Paul W. Hawran, P.O. Box 1162, Rancho Santa Fe, CA  92067, USA. If the communication so requests and Mr. Hawran determines that it is appropriate to do so, he will share the communication with the entire Board of Directors.

Annual Meeting Attendance

We do not have a policy regarding attendance by Board members of our annual meetings of stockholders. Four of the Board members attended our 2005 Annual Meeting of Stockholders held in June 2005.

Director Compensation

Each non-employee director and Mr. Cox receive a $5,000 quarterly retainer, a fee of $2,000 per quarterly meeting attended, and a fee of $2,000 per special meeting attended in person. Attendance of telephonic meetings is compensated at $500 per meeting.

Compensation Committee members receive $1,000 per meeting attended, Governance and Nominating Committee members receive $2,000 per meeting attended, and Audit Committee members receive $2,000 per meeting attended. The Chairmen of the Audit Committee and the Governance and Nominating Committee each receive an additional annual stipend of $5,000.  In addition, each Board member is compensated for his travel expenses related to attendance at Board meetings.

Our directors are also eligible to receive options under our Amended and Restated 1997 Stock Option and Stock Purchase Plan, and our 2004 Equity Incentive Plan.

Mr. Cox is employed by us in his capacity of Chairman of the Board.  His 2005 salary was $60,000. We granted Mr. Cox 50,000 stock options in 2005, and 50,000 stock options so far in 2006.

Non-employee directors Mr. Henriksen, Dr. Holmes and Mr. Rickey were each granted 35,000 stock options in 2005, and 35,000 stock options so far in 2006. Their options vest monthly over four years. Mr. Hawran was granted 50,000 stock options in 2005, and 35,000 stock options so far in 2006. Mr. Hawran’s options granted in 2005 vest as to 25% on the first anniversary date of the grant and monthly thereafter over the next three years, and his options granted in 2006 vest monthly over four years.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL #2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that we submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. The selection of the independent registered public accounting firm is not required to be submitted for stockholder approval. However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.

KPMG was our principal accountant during our fiscal years ended December 31, 2004 and December 31, 2005.  The aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2005	2004
Audit fees (1)	$491,474	$281,625
Audit related fees (2)	—	—
Tax Fees (3)	$68,128	$60,812
All other fees (4)	—	—
Total	$559,602	$342,437

(1)

Audit fees consist of fees for professional services performed by KPMG LLP for the integrated audit of our annual financial statements included in our 10-K filing and review of financial statements included in our quarterly 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees consist of fees for assurance and related services performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements.

(3)

Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice and tax planning.  In 2004, the services performed were specifically for preparation of tax returns in the United States, research related to tax withholdings in Germany, and consultation related to the tax consequences of the sale of the Thin Film business and the Senko distribution agreement.  In 2005, these fees were related to the preparation of tax returns in the United States, FAS 109 training, and tax advice regarding the Olympus transactions.

(4)	All other fees consist of fees for other permissible work performed by KPMG LLP that does not meet with the above category descriptions.

Representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Additional information concerning the Audit Committee and our Independent Registered Public Accounting Firm can be found in the “Audit Committee Report” section of this Proxy Statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

COMPENSATION AND OTHER INFORMATION CONCERNING
DIRECTORS AND EXECUTIVE OFFICERS

Biographical Information

The following table sets forth biographical information regarding our executive officers as of May 1, 2006 (the ages shown are as of August 10, 2006).

Name	Age	Position(s)

Marshall G. Cox	70	Chairman of the Board of Directors
Christopher J. Calhoun	40	Chief Executive Officer
Marc H. Hedrick, MD	43	President
Mark E. Saad	36	Chief Financial Officer
Charles E. Galetto	55	Senior Vice President — Finance and Administration, and Treasurer
Bruce A. Reuter	57	Senior Vice President — Business Development
Elizabeth A. Scarbrough	48	Vice President — Marketing & Development — Regenerative Cell Technology
Seijiro Shirahama	52	Vice President — Asia Pacific
Douglas Arm, Ph.D.	37	Vice President — Development — Regenerative Cell Technology
Alexander M. Milstein, MD	47	Vice President — Clinical Development
John T. Ransom, Ph.D.	51	Vice President — Research — Regenerative Cell Technology

See “Proposal No. 1 Election of Directors” for biographical information regarding Messrs. Cox and Calhoun, and Dr. Hedrick.

Mark E. Saad joined us as Chief Financial Officer in June 2004. Previously, Mr. Saad served as Chief Operating Officer of UBS, Healthcare Investment Banking, New York, where he was responsible for global investment banking operations. Upon joining UBS in 1999, Mr. Saad served as Director/Executive Director covering life sciences sectors - biotechnology and medical devices. Mr. Saad held a significant role in building the UBS franchise to become the largest healthcare group on Wall Street. Prior to joining UBS, Mr. Saad held the position of Financial Analyst/Associate with Salomon, Smith Barney, Healthcare Investment Banking, New York, where he managed public and private transactions. Mr. Saad holds a BA from Villanova University, Philadelphia, PA.

Charles E. Galetto has served as our Senior Vice President - Finance and Administration and Treasurer since April 2000.  From August 1997 to January 2000, Mr. Galetto served in various positions with PMR Corporation, a company specializing in mental health care programs, including service as Senior Vice President - Finance and Treasurer. Mr. Galetto is a certified public accountant and holds a BS from Wayne State University.

Bruce A. Reuter was appointed Senior Vice President of Business Development in January 2004. Mr. Reuter had served as Senior Vice President International Business since September 2002. From September 2001 to September 2002 he served as Vice President and General Manager of Bone Fixation Products, and from January 2001 to September 2001, he served as Vice President - Market Development.  Prior to joining us, from January 1990 to October 2000, Mr. Reuter served as the Vice President and Managing Director of Mentor Corporation, a multi-national marketer of medical devices.  He holds a BA from the University of Rhode Island and an MBA from Memphis State University.

Elizabeth A. Scarbrough has served as Vice President of Marketing & Development - Regenerative Cell Technology (formerly “Biologics”), since November, 2002. From December 2001 to

November 2002 she held the position of Executive Vice President of Sales & Marketing for StemSource, Inc., a company specializing in tissue bioengineering and regenerative cell technology. From February 1994 to October 2000, Ms. Scarbrough served as Vice President of Mentor Corporation, a multi-national marketer of medical devices. She holds a BS degree from Pennsylvania State University.

Seijiro Shirahama has served as Vice President - Asia Pacific, since September 2002. Prior to that, from May 1999 to August 2002, he was President of Touchmetrics K.K., a diagnostic ultrasound firm. Mr. Shirahama held executive positions with Bristol-Myers Squibb K.K. from April 1997 to October 1998, and from March 1995 until March 1997, he was the General Manager for Baxter Biotech Group in Tokyo, Japan. He holds a BA from Kanagawa University in Yokohama, Japan and an MA from the University of San Francisco.

Douglas Arm, Ph.D. has served as Vice President of Development – Regenerative Cell Technology since February 2005. Prior to joining us, Dr. Arm spent more than eight years at Interpore Cross International, the last several years as Director of Biologics Research. Before joining Interpore, Dr. Arm completed a post-doctoral fellowship with Dr. Arnold Caplan at the Skeletal Research Center at Case Western Reserve University examining various aspects of mesenchymal stem cells. Dr. Arm obtained his BS in Biomedical Engineering from the Johns Hopkins University in 1990, followed by his Ph.D. in Bioengineering from the University of Washington in 1995.

Alexander M. Milstein, MD joined the Company as Vice President – Clinical Development in June 2005.  Prior to joining us, Dr. Milstein held the position of Director, Clinical Research at Medtronic, Inc.  From  2000 to 2003, Dr. Milstein was employed by Guidant Corporation as Manager, Clinical Trials, where he developed and managed implementation of worldwide clinical development strategies for several device/drug combination cardiovascular products.  Prior to joining Guidant, he was Manager of Clinical Operations at Acusphere, Inc., a specialty pharmaceutical company.  Dr. Milstein obtained his MD degree from Moscow Medical Institute No. 2 (Pirogov) in Moscow, Russia.

John Ransom, Ph.D. joined us as Vice President of Research – Regenerative Cell Technology in December 2005.  From October 2000 to December 2005, Dr. Ransom was employed by Novasite Pharmaceuticals, Inc., most recently as Vice President, Biology. There he was responsible for conceptualization and development of a proprietary, target-multiplexed, high resolution screening system capable of detecting rare compound hits against G protein coupled receptors, particularly allosteric modulators against intractable, undrugable targets. His drug development work focused on finding candidates for neuropathic pain, and central nervous system and metabolic disorders. Prior to Novasite, Dr. Ransom was at Axiom Biotechnologies from September 1998 to September 2000, and with Cadus Pharmaceuticals from August 1995 until August 1997. He began his pharmaceutical career at the Syntex Corporation in August 1987, and worked in the area of immunomodulation and anti-inflammatory drug development until July 1995. Dr. Ransom received his Ph.D. in Physiology from University of Texas Southwestern Medical School, Dallas in 1982, and performed post-doctoral fellowships at the National Jewish Center in Denver and at DNAX Research Institute.

Executive Compensation

The following table sets forth summary information concerning compensation for services rendered to us in all capacities for the years ended December 31, 2005, 2004, and 2003 of (i) each person who served as our Chief Executive Officer during 2005, and (ii) our four other most highly-compensated executive officers who were serving as such on December 31, 2005 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation		Securities Underlying Options/SARs (#)	All Other Compensation

Christopher J. Calhoun	2005	$369,835	$79,900	$—	(2)	100,000	$—
Chief Executive Officer	2004	$345,001	$135,000	$—	(2)	75,000	$3,230	(3)
	2003	$240,000	$120,600	$—	(2)	200,000	$3,230	(3)

Marc H. Hedrick, MD	2005	$289,834	$50,000	$—	(2)	70,000	$—
President	2004	$253,750	$60,000	$—	(2)	50,000	$—
	2003	$200,000	$26,800	$135,781	(5)	25,000	$—

Mark E. Saad	2005	$308,583	$12,500	$137,894	(6)	70,000	$—
Chief Financial Officer (4)	2004	$115,003	$—	$—	(2)	190,000	$—
	2003	$—	$—	$—	(2)	—	$—

Charles E. Galetto	2005	$216,253	$21,500	$—	(2)	35,000	$—
Senior Vice President – Finance	2004	$180,004	$30,938	$—	(2)	25,000	$—
and Administration, and Treasurer	2003	$165,000	$27,638	$—	(2)	35,000	$—

Bruce A. Reuter	2005	$201,414	$18,300	$—	(2)	35,000	$—
Senior Vice President –	2004	$182,443	$30,938	$—	(2)	25,000	$—
Business Development	2003	$165,000	$27,638	$—	(2)	35,000	$—

(1)          Management bonuses are shown for the years in which they were actually paid.

(2)          Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

(3)          Amount shown is the dollar value of insurance premiums paid by us with respect to term life insurance for the benefit of Mr. Calhoun.

(4)          Mr. Saad joined us in June 2004.

(5)          Includes $120,000 paid to Dr. Hedrick for relocation expenses.

(6)          Includes $125,000 paid to Mr. Saad for relocation expenses.

Option Grants in 2005

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2005. We did not grant any stock appreciation rights in 2005. The exercise prices are in each case equal to the closing price of our common stock as quoted on the Nasdaq Capital Market on the day immediately preceding the grant date.

	Individual Grants
Name	Number Of Securities Underlying Options/SAR Granted (#)	Percent Of Total Options/SARs Granted to Employees in 2005	Exercise Price Per Share ($/share)	Expiration Date	Grant Date Present Value ($)(1)

Christopher J. Calhoun	100,000	8.5%	$3.12	2/2/2015	$229,600
Marc H. Hedrick, MD	70,000	6.0%	$3.12	2/2/2015	$160,740
Mark E. Saad	70,000	6.0%	$3.12	2/2/2015	$160,740
Charles E. Galetto	35,000	3.0%	$3.12	2/2/2015	$80,371
Bruce A. Reuter	35,000	3.0%	$3.12	2/2/2015	$80,371

(1)          We used the Black-Scholes option-pricing model to determine the grant date present value of the options set forth in this table.  Use of this model should not be construed as an endorsement of its accuracy at valuing options.  The real value of the options depends upon the actual changes in the market price of our common stock during the applicable period.

All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following facts and assumptions were used in calculating grant date present value: exercise prices as indicated in the table above, which represented the fair market value of each option on the date of grant, February 2, 2005, based on the best information available, a dividend yield of 0.0%, an expected stock option term of 6.5 years, and a stock price volatility of 81.4% based on the market performance of our common stock. We used an assumed risk-free interest rate in our calculations equivalent to the yield of a zero-coupon, seven-year U.S. Treasury bond on the date of the grants. The risk-free interest rate was 3.97%. No other discounts or restrictions related to vesting or the likelihood of vesting of the stock options were applied.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth information concerning options to purchase our common stock held as of December 31, 2005 and stock options exercised during fiscal 2005 by each of the Named Executive Officers.

	Shares Acquired	Value Realized	Number of Securities Underlying Unexercised Options/SARs as of December 31, 2005		Value of Unexercised in-the-money Options/SARs as of December 31, 2005(1)
Name	on Exercise (#)	($) (2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher J. Calhoun	50,000	$400,000	759,993	188,757	$3,261,807	$859,930
Marc H. Hedrick, MD	—	—	167,183	127,817	$704,085	$583,479
Mark E. Saad	—	—	85,832	174,168	$373,361	$783,439
Charles E. Galetto	—	—	190,934	54,066	$880,686	$251,714
Bruce A. Reuter	—	—	205,934	54,066	$624,536	$251,714

(1)  “In-the-Money” options are those for which the fair market value of the underlying securities exceeds the exercise or base price of the option. These columns are based upon the closing price of $8.30 per share on December 31, 2005, minus the per share exercise price, multiplied by the number of shares underlying the option.

(2)  “Value Realized” is an estimated value based on the excess of the closing price as reported on the Nasdaq Capital Market on the day immediately preceding the date of exercise, less the exercise price of the option, multiplied by the number of shares as to which the option is exercised.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Rickey (Chair), Hawran and Henriksen, each of whom is an independent director, and none of whom is a current or former employee of the Company. During 2005, none of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2005, relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,792,000	$4.06	444,000

Equity compensation plans not approved by security holders(1)	993,000	$4.44	2,266,000
Total	5,785,000	$4.12	2,710,000

(1)                                  The maximum number of shares shall be cumulatively increased on the first January 1 after the Effective Date, August 24, 2004, and each January 1 thereafter for 9 more years, by a number of shares equal to the lesser of (a) 2% of the number of shares issued and outstanding on the immediately preceding December 31, and (b) a number of shares set by the Board.

On August 24, 2004, the 2004 Equity Incentive Plan of Macropore Biosurgery, Inc. (the “Plan”) became effective upon approval by our Board of Directors.  The Plan is designed to provide our employees, directors and consultants the opportunity to purchase our common stock through non-qualified stock options, stock appreciation rights, restricted stock units, or restricted stock and cash awards.  The Compensation Committee of the Board shall administer the Plan and determine the number of shares underlying each award, the vesting of such shares and other important terms of awards pursuant to the terms of the Plan.  Awards may be granted under the Plan over a ten-year period and the Board has initially reserved 3,000,000 shares of common stock for issuance under the Plan.  The maximum number of shares reserved for issuance under the Plan may be cumulatively increased (subject to Board discretion) on an annual basis beginning January 1, 2005, as provided in the footnote to the Equity Compensation Plan Information table.

Certain Relationships and Related Transactions

On August 10, 2005, we entered into a Severance Agreement and Mutual Release with Sharon V. Schulzki, who had been our Chief Operating Officer (filed as Exhibit 10.27 to our Form 10-Q Quarterly Report, as filed on November 14, 2005).  In the agreement, the parties terminated their employment relationship and gave releases to each other.  We agreed to pay Ms. Schulzki $155,164 (seven months’ salary) and extend to August 5, 2007 the post-separation exercisability period of her 253,743 vested stock options.  Her unvested stock options terminated in accordance with their terms.

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph shows how (assuming reinvestment of all dividends) an initial investment of $100 in our common stock would have compared to an equal investment in the Nasdaq Composite Index and the Nasdaq Biotechnology Index during the period from December 31, 2000, through December 31, 2005. The performance shown is not necessarily indicative of future price performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding beneficial ownership of our common stock as of April 6, 2006 by each stockholder known by us to own beneficially more than 5% of our outstanding shares, our directors and director nominees, the Named Executive Officers, and our current directors and executive officers as a group. A total of 15,567,038 shares of our common stock were issued and outstanding as of April 6, 2006.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

Neil Gagnon 1370 Avenue of the Americas, Suite 2002, New York, NY 10019	2,040,996	—	2,040,996	13.1%

Olympus Corporation Shinjuku Monolith, 3-1 Nishi- Shinjuku 2-Chome, Shinjuku-ku, Tokyo 163-0914, Japan	1,100,000	2,200,000	3,300,000	18.5%

Medtronic Asset Management, Inc. Medtronic, Inc. Corporate Center, 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432	1,000,000	—	1,000,000	6.4%

Christopher J. Calhoun	150,000(5)	793,078	943,078	5.8%
Marshall G. Cox	413,116	336,038	749,154	4.7%
Marc H. Hedrick, MD	410,525	206,244	616,769	3.9%
Bruce A. Reuter	4,193	221,247	225,440	1.4%
Charles E. Galetto	—	206,247	206,247	1.3%
Mark E. Saad	50,000	120,205	170,205	1.1%
Ronald D. Henriksen	13,161	119,476	132,637	*
David M. Rickey	27,609	96,560	124,169	*
E. Carmack Holmes, MD	13,161	64,268	77,429	*
Paul W. Hawran	—	16,353	16,353	*
All executive officers and directors as a group (16)	1,092,733	2,405,227	3,497,960	19.5%

*                                         Represents beneficial ownership of less than one percent (1%) of the outstanding shares as of April 6, 2006.

(1)                                  The address of each individual named is c/o Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121, unless otherwise indicated.

(2)                                  Represents shares of outstanding common stock owned by the named parties as of April 6, 2006.

(3)                                  Shares of common stock subject to stock options currently exercisable or exercisable within 60 days of April 6, 2006 are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)                                  The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.

(5)                                  Includes a total of 100,000 shares held by TTMC Investments, Inc. Mr. Calhoun has sole voting and investment power with respect to the shares of our common stock held by TTMC Investments. Mr. Calhoun disclaims beneficial ownership of these securities, except to the extent he has a pecuniary interest in the securities, and this report shall not be deemed an admission that Mr. Calhoun is the beneficial owner of such securities for any other purpose.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee provided the following report:

“The Compensation Committee is comprised of the directors named below, each of whom have been determined by the Board to be independent based upon applicable requirements of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, Section 162(m) of the Internal Revenue Code, and the Nasdaq listing standards.  The Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee.  Management recommends the compensation to be paid to executive officers based upon the Company’s performance evaluation policies and procedures, and final determination of the amount of compensation rests with the Compensation Committee.

Our compensation program for senior management including all “Named Executive Officers” is comprised of the following:

Compensation Philosophy

Our compensation philosophy is to provide pay commensurate with the level of the Company’s performance of its objectives. If our performance is average, our pay should be average relative to our peers.  If our performance is exemplary, our pay should also be exemplary. Our executive compensation program is designed to (a) align the financial interests of the Company’s executives with those of its stockholders, (b) attract, motivate and retain the executive talent required to successfully implement our business strategy, and (c) provide incentives for achieving the Company’s short-term and long-term goals.

The Company’s executive compensation pay levels are targeted to approximate the market median for individuals in similar positions in peer companies in the biotechnology industry and in companies of similar scope in general industry. Executive salary progression is based upon individual performance. Incentive compensation is based upon the financial and market performance of the Company as well as on individual performance.  The Committee relies upon information provided in annual Radford Biotechnology Compensation Reports to determine market competitive pay levels for executives.

In 2006 and beyond, it is our intention to modestly increase the equity based portion of compensation as a total percentage of overall compensation to further align our executives’ long term interests with those of our shareholders, and to reduce somewhat our reliance on (and our executives’ expectations regarding) increases in the shorter term financial incentives (such as the annual bonus).  We believe Management expects that an officer’s annual bonus will not fall below 50% of his or her bonus target except in the case of extraordinarily poor performance.

The Components of Compensation

There are four major components of the Company’s executive compensation:  base salary, annual incentives, long-term incentives, and other benefits such as health insurance and retirement programs.

Base Salary

It is the Company’s objective to maintain base salaries that are competitive with salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business, and to provide for pay progression opportunities based on individual performance evaluations. Salary ranges are set with a midpoint at the market. In approving individual salaries, the Committee considers job responsibilities, individual performance, business results, labor market conditions, the Company’s budget guidelines and current compensation as compared to market practice.

Annual Incentive

The purpose of the Company’s annual incentive bonuses is to encourage high levels of performance and the loyalty of senior executives, by providing annual incentives which are aligned with Company performance.  (We intend for these annual incentives to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.)  Executive officers and other key employees are eligible to receive an annual cash bonus based on a percentage of base salary (determined by the executive officer’s position) and the Company’s achievement of performance goals and, for most participants, division and individual performance.

Annual incentive goals for senior executives are established at the beginning of the year, and include targets for progress in research and development, clinical activities, development of business, marketing and investor relations programs and organizational developments and share price.  Based on Company and individual performance during 2005, annual cash bonuses were paid against bonus targets of up to 40% of base salary.

For 2005, our plan was for bonuses generally to be based 50% on achievement of Company goals and 50% on achievement of individual goals. The Company’s performance in 2005 met or exceeded expectations in almost every category.  Strong progress was made in the development of our CelutionTM System devices, and substantial scientific progress was made in our stem and regenerative cell business as well. The Company entered into a critical strategic collaboration with Olympus Corporation raising substantial capital well above the market price for the stock and partnering the next generation development of the Celution TM System with a worldwide leader in device manufacturing. The Company also completed its goal of listing on the Nasdaq Stock Market, and maintaining its existing partnerships with Senko and Medtronic, while it fell somewhat short of its goal with respect to achieving its ideal level of cash reserve and turning around the biomaterials business.

With respect to the officers’ individual incentive plan goals, we found that each of the officers met or nearly met their personal goals ranging from approximately 80% to 120% achievement. Based upon these findings and the overall performance of the Company in 2005 we awarded each officer a cash bonus commensurate with such achievement ranging from 100% to 124% of their established bonus targets.  A bonus award in excess of 100% of the bonus target is extraordinary, and such awards with regard to 2005 reflect our view that the 2005 achievements were extraordinary.

Long-Term Incentive Compensation

Stock options are granted to certain senior executives on an annual basis. The Compensation Committee approves the amount of each grant. All options are granted at 100% of the closing market price of the Company’s common stock on the day immediately preceding the date of grant. Options generally vest and become exercisable month-to-month over a period of four years, as set forth in the award agreement. Vesting is accelerated for termination due to retirement eligibility, total and permanent disability and death. Normal terminations allow for 30 to 90 days to exercise the options or the options expire. The options granted to the Named Executive Officers in fiscal 2005 are described, as required, in the stock option tables on the Company proxy statement in which this report will be printed.

The size of the stock option grants to officers was based on our understanding of the incentivization power of stock options in companies such as this one, as well as our understanding of total and annual stock option grants by similarly situated companies to their own executives, an assessment of the number of incentivizing stock options already held by our respective executives, and an assessment of general economic conditions. After taking these matters into account, it turned out that for each officer who was here in both early 2005 and early 2006, the number of options granted in early 2006 was the same as had been granted in early 2005.  In the future, we may revise or use additional benchmarking data and possibly independent compensation consultants in making these grants.

In January 2006, at the same time as we awarded cash bonuses for 2005, we awarded a total of 485,000 nonqualified stock options to the officers, including 100,000 to Mr. Calhoun; 70,000 to each of Dr. Hedrick and Mr. Saad; and 35,000 to each of Messrs. Galetto and Reuter.  In addition to other factors regularly involved in our award of long-term incentives, these option grants were related, in part, to the factors we considered in awarding the cash bonuses.  In addition, as noted, we intend in 2006 and thereafter to be increasing the equity-based component of overall compensation of senior executives.

In October 2005 we set executive base salaries for Named Executive Officers as follows:

Mr. Calhoun’s salary was adjusted from $363,397 to $390,000; Mr. Hedrick’s salary was adjusted from $278,397 to $325,000; and Mr. Saad’s salary was adjusted from $303,397 to $325,000. Mr. Galetto’s salary was adjusted from $215,000 to $220,000 and Mr. Reuter’s salary was adjusted from $200,000 to $210,000.

Section 162(m)

Compensation decisions for executive officers are made with full consideration of the Internal Revenue Code (“IRC”) Section 162(m) implications.  Section 162(m) of the IRC limits the deductibility of compensation paid to certain executive officers in excess of $1.0 million, but excludes “performance-based” compensation from this limit.

Other Benefits

In keeping with its philosophy to provide total compensation that is competitive with other companies in the biotechnology industry, the Company provides senior executives with a limited level of perquisites. The Company provides a monthly car allowance, company-paid term life and disability insurance, supplemental disability insurance for the company’s Vice Presidents, supplemental life insurance for the Chief Executive Officer, and tax preparation fee reimbursements.

CEO Compensation

A substantial portion of the CEO’s compensation is at risk and is tied to company performance results. After submitting an initial proposal, the CEO does not participate in discussions about his compensation matters.

Mr. Calhoun has been Chief Executive Officer and Vice-Chairman of the Board of Directors since 1997.  Mr. Calhoun’s compensation for fiscal 2005 was established by the Compensation Committee in part by comparing the base salaries of chief executive officers at other biotechnology companies of similar size and development, and on his past performance of the goals established for him by the Board. His base salary for 2005 was originally set at $363,397 and was increased to $390,000 in October 2005.  His bonus received in fiscal 2005 was $79,900 (50% of his bonus target), which was related to his performance in 2004. This bonus was based in part on Company performance relative to the goals established at the beginning of that fiscal year, including the biomaterials business’ disappointing 2004 results.

In 2005, the Committee awarded Mr. Calhoun 100,000 nonqualified stock options, which become exercisable month to month over a period of four years.

As described above, in 2006 the Committee awarded Mr. Calhoun a cash bonus of $197,753 (124% of his bonus target) with regard to his and the Company’s performance against 2005 goals, and granted him 100,000 nonqualified stock options.  Mr. Calhoun’s individual performance objectives for 2005 included formulation of long-term plans and objectives, transitioning the Company to a biotechnology identity, representing the Company to the investment community, establishing a CelutionTM collaboration and improving the biomaterials business.

Although Mr. Calhoun is not a member of the Committee, he occasionally attends Committee meetings as a guest for the purpose of providing continuity and detailed information about employees and compensation policies.  Mr. Calhoun does not participate in any option grant or incentive award decision or any decision of the Committee that might affect him personally.

Factors described earlier in this report regarding 2005 base salaries, bonus awards and stock option grants for the officers generally also apply to Mr. Calhoun’s case specifically. In addition, statements earlier in this report regarding our policy intentions for 2006 and thereafter with regard to the officers generally also apply to Mr. Calhoun specifically.

Severance Agreement

One of our responsibilities is to determine and approve any “compensation” to be paid to officers after they separate from the Company.  We approved the August 10, 2005 Severance Agreement and Mutual Release with Sharon Schulzki, the Company’s former Chief Operating Officer.  In the negotiated agreement, the parties terminated their employment relationship and gave releases to each other.  The Company agreed to pay Ms. Schulzki $155,164 (seven months’ salary) and extend to August 5, 2007 the post-separation exercisability period of her 253,743 vested stock options.  Her unvested stock options terminated in accordance with their terms.  We do not have a general policy for separation situations such as this, and consider each case on its particular facts.

Respectfully submitted,

Compensation Committee of the Board of Directors

David M. Rickey, Chair

Paul W. Hawran

Ronald D. Henriksen

May 1, 2006”

AUDIT COMMITTEE REPORT

The Audit Committee provided the following report:

“The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005 with management.  The Audit Committee has discussed with KPMG LLP (“KPMG”) the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed KPMG’s independence with KPMG.

Based upon the Audit Committee’s review and discussions as noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors
Paul W. Hawran, Chair
Ronald D. Henriksen
David M. Rickey

May 1, 2006”

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, which applies equally to our senior officers and all our other personnel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of our common stock.  Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a).  Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such required reports were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2007 MEETING

Stockholders are hereby notified that, if they intend to submit proposals for inclusion in our Proxy Statement and proxy for our 2007 Annual Meeting of stockholders, such proposals must be received by us no later than February 26, 2007 and must otherwise be in compliance with applicable Securities and Exchange Commission regulations. If our annual meeting date is substantially earlier or later in 2007 than in 2006, we have the right to change this deadline and give notice of the new deadline in a report filed with the Securities and Exchange Commission.

MISCELLANEOUS

Our Board of Directors knows of no other business to be presented at our Annual Meeting. If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Vice-Chairman of the Board of Directors
and Chief Executive Officer

☐	Mark this box with an X if you have made
changes to your name or address details above.

  Annual Meeting Proxy Card

1. The Board of Directors recommends a vote FOR each of the listed director nominees.

	For	Withhold		For	Withhold
01 - Christopher J. Calhoun	☐	☐	05 - Ronald D. Henriksen	☐	☐

	For	Withhold		For	Withhold
02 - Marshall G. Cox	☐	☐	06 - E. Carmack Holmes, MD	☐	☐

	For	Withhold		For	Withhold
03 - Paul W. Hawran	☐	☐	07 - David M. Rickey	☐	☐

	For	Withhold
04 - Marc H. Hedrick, MD	☐	☐

B Proposals

The Board of Directors recommends a vote FOR the following proposal.

2. To ratify the selection of KPMG LLP as independent ending	For	Against	Abstain
registered public accounting firm of Cytori for the fiscal year	☐	☐	☐
December 31, 2006

3. By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Mark this box with an X if you plan to attend the Annual Meeting on August 10, 2006	☐

Please sign exactly as your name appears on this card. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each stockholder should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – CYTORI THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 10, 2006

The undersigned hereby appoints Christopher J. Calhoun and Marc H. Hedrick, MD, or either of them, as proxy holders each with full power of substitution, to appear on behalf and to vote all shares of common stock of Cytori Therapeutics, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on August 10, 2006, and at any postponement or adjournment thereof.

When properly executed, this proxy will be voted as directed. If properly executed and no instructions are specified, this proxy will be voted FOR the election of the listed Nominees as Directors and FOR the ratification of the selection of KPMG LLP to function as the Company’s Independent Registered Public Accounting firm.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.